UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2019

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey 07070

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2019, Cancer Genetics, Inc. (the “Company”) and Iliad Research and Trading, L.P. (the “Lender”) entered into a Standstill Agreement (the “Agreement”), related to the Convertible Promissory Note dated July 17, 2018 in the original amount of $2,625,000 (the “Note”), which was previously sold and issued to the Lender pursuant to the Securities Purchase Agreement dated July 17, 2018 between the Lender and the Company.

The Agreement, among other things, (i) provides that the Lender will not seek to redeem any portion of the Note until March 10, 2019 (the “Standstill”); (ii) increases the outstanding balance of the Note by $138,765.41, representing a fee to the Lender for such Standstill, and resulting in the Note having an agreed-upon outstanding balance as of February 15, 2019 of $2,914,073.63; and (iii) allows the Company the option to elect that the Lender not seek to redeem any portion of the Note until April 15, 2019, provided that upon such election the outstanding balance of the Note would increase by an additional $63,382.71.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement, which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	President and Chief Executive Officer

Date: February 15, 2019